EXHIBIT 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne Provides Financial Update for Third Quarter of Fiscal Year 2005

– Company to Host Conference Call at 8:30 A.M. Eastern Time Tomorrow –

Westford, Mass., April 4, 2005 – MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced preliminary financial results for its third quarter ended April 2, 2005. Based on preliminary estimates, the Company currently expects total revenues for the third quarter to be between $29.0 million and $30.0 million. The Company expects total software license revenues for the third quarter to be between $8.5 million and $9.5 million, reflecting weaker-than-expected sales force execution and unexpected delays during the final phase of the quarter in customer purchasing decisions, including customers negotiating multi-million dollar software license purchases. The Company expects to report a net loss for the third quarter of between $0.11 per share and $0.13 per share and adjusted net loss of between $0.10 per share and $0.12 per share.1 Adjusted net loss per share excludes amortization of purchased technology and intangible assets of $0.01 per share. 1

Company to Host Conference Call Tomorrow to Review Preliminary Results

The Company’s management team will host a live conference call at 8:30 a.m. eastern time on Tuesday, April 5, 2005 to review the preliminary results for the third quarter of fiscal year 2005. The dial-in telephone number in the United States is (800) 762-4717, and for international callers, is (480) 629-9025. A replay of the call will be available for two weeks at (800) 475-6701, pass code 777814. The conference call will be simultaneously webcast on the Company’s Investor Relations website, which can be accessed at www.matrixone.com/investor. A replay of the webcast will be available approximately two hours after the call.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

[1]	The Company uses the non-GAAP financial measure “adjusted net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of adjusted net loss provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges. Management does not consider amortization of purchased technology and intangible assets to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. The Company’s definition of adjusted net loss may differ from similar measures used by other companies and may differ from period to period.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our expected financial and operating results. The risks and uncertainties that may affect forward-looking statements include, among others: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty assimilating acquisitions, difficulty managing rapid growth, and increased competition. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 3, 2004, our Registration Statement on Form S-3 filed on September 29, 2004 as amended, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2005. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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